EXHIBT 3.2

                          CERTIFICATE OF AMENDMENT
                                   OF THE
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                       ANDREA ELECTRONICS CORPORATION
              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
                          OF THE STATE OF NEW YORK

     WE, THE UNDERSIGNED, Douglas J. Andrea and Richard A. Maue, being the Co-President and the Secretary, respectively, of Andrea Electronics Corporation, do hereby certify and set forth:

     (1) The name of the corporation is Andrea Electronics Corporation (hereinafter, the "Corporation").

     (2) The Certificate of Incorporation of the Corporation was filed with the Department of State on March 15, 1934, under the name "F. A. D. Andrea, Inc.", and was restated and amended in that certain Restated Certificate of Incorporation filed with the Department of State on May 27, 1992, under the Corporation's current name.

     (3) Article Third of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated for the purpose of increasing the number of authorized shares of the Corporation's common stock, par value $.50 per share, from 10,000,000 shares to 15,000,000 shares, and the text of said Article Third is hereby restated and amended to read as set forth below in full:

          "THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is 15,000,000 shares, each with a par value of fifty cents ($.50) per share."

     (4) This Amendment to the Restated Certificate of Incorporation of the Corporation was authorized by a resolution of the Board of Directors of the Corporation duly adopted on April 1, 1997 and by a resolution of the shareholders of the Corporation duly adopted on June 19, 1997.

     IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate on the 19th day of August, 1997.

                                ANDREA ELECTRONICS CORPORATION

                                 /s/ Douglas J. Andrea
                                --------------------------------
                                  Douglas J. Andrea, Co-President

                                 /s/ Richard A. Maue
                                --------------------------------
                                  Richard A. Maue, Secretary